Exhibit 99.1

FOR IMMEDIATE RELEASE JULY 30, 2024	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

CORRECTING AND REPLACING – FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE QUARTER ENDED

JUNE 30, 2024

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced corrections to its press release issued on July 24, 2024.  Specifically, the following press release (i) corrects the “Performance Ratios” table set forth in the rear portion of the original press release to include line items for return on equity, return on assets, tax adjusted net interest margin, noninterest income / average assets, noninterest expense / average assets, and efficiency ratio which were inadvertently not included in the version of the original press release issued through the Bancorp’s press release distribution service, and corrects the amounts disclosed in the line items in the table for basic earnings per share (from $0.03 to $2.21), diluted earnings per share ($0.03 to $2.21), and price to earnings per share ratio (from 730.40 to 5.54) under the column for the six months ended June 30, 2024 which were inadvertently included from a prior interim version of the press release; (ii) corrects calculations in the “Performance Ratios” and “Capital Adequacy Bank” tables for the line items common equity tier 1 capital to risk-weighted assets (from 11.23% to 10.94%), tier 1 capital to risk-weighted assets (from 11.23% to 10.94%), and total capital to risk-weighted assets (from 12.27% to 11.95%); (iii) corrects the “Balance Sheet” table set forth in the rear portion of the Original Earnings Release to include figures in the line item for Federal funds sold for the periods ended June 30, 2024, March 31, 2024, and December 31, 2023 which were inadvertently not included in the version of the original press release issued through the Bancorp’s press release distribution service; and (iv) corrects the amount listed in the “Securities Portfolio” paragraph for securities yield for the three months ended (from 2.39% to 2.37%).  The complete, corrected press release reads as follows:

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $9.4 million, or $2.21 per diluted share, for the six months ended June 30, 2024, as compared to $4.7 million, or $1.10 per diluted share, for the corresponding prior year period. For the quarter ended June 30, 2024, the Bancorp’s net income totaled $143 thousand, or $0.03 per diluted share, as compared to $2.4 million, or $0.57 per diluted share, for the three months ended June 30, 2023. Selected performance metrics are as follows for the periods presented:

Performance Ratios	Quarter ended,					Six months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Return on equity	0.39%	24.97%	4.92%	6.55%	7.05%	12.81%	6.74%
Return on assets	0.03%	1.77%	0.29%	0.42%	0.46%	0.91%	0.45%
Tax adjusted net interest margin	2.67%	2.57%	2.80%	2.87%	3.03%	2.62%	3.13%
Noninterest income / average assets	0.50%	2.57%	0.53%	0.46%	0.57%	1.54%	0.54%
Noninterest expense / average assets	2.79%	2.86%	2.60%	2.59%	2.66%	2.83%	2.71%
Efficiency ratio	98.56%	59.41%	87.49%	86.88%	82.11%	73.77%	82.23%

“Key operating areas saw benefits in the second quarter from previously announced strategic initiatives. Net interest margin demonstrated signs of continued stabilization during the quarter, and non-interest expense levels decreased as expected, as we believe operational efficiency will continue to improve in the second half of the year. Provision expense increased primarily as the result of new unfunded commitments as we continue to provide capital to our customers," said Benjamin Bochnowski, chief executive officer. "Asset yields have begun to show improvement as we fund new lending opportunities in our core market. While loan balances are down, originations remain on pace with expectations for the year. Credit quality remains strong, and we are well-positioned for potential changes in the interest rate environment”.

Highlights of the current period include:

●

Net Interest Margin - The net interest margin for the three months ended June 30, 2024, was 2.54%, compared to 2.42% for the three months ended March 31, 2024. The tax-adjusted net interest margin (a non-GAAP measure) for the three months ended June 30, 2024, was 2.67%, compared to 2.57% for the three months ended March 31, 2024. The increased net interest margin is primarily the result of gradual improvement in earning asset yields as loans are originated or are generally repricing at higher rates, while maintaining relatively stable interest-bearing liability costs in this current interest rate environment. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

●

Funding - As of June 30, 2024, deposits totaled $1.8 billion, compared to $1.7 billion on March 31, 2024, an increase of $9.2 million or 0.5%. Core deposits totaled $1.2 billion at both June 30, 2024 and March 31, 2024. Core deposits include checking, savings, and money market accounts and represented 69.2% of the Bancorp’s total deposits at June 30, 2024. On June 30, 2024, balances for certificates of deposit totaled $541.2 million, compared to $531.3 million on March 31, 2024, an increase of $9.8 million or 1.7%. The increase in deposits is primarily related to cyclical inflows and outflows related to a number of municipality depositors and planned adjustments to deposit pricing. In addition, on June 30, 2024, borrowings and repurchase agreements totaled $128.0 million, compared to $131.1 million at March 31, 2024, a decrease of $3.2 million or 2.4%. The decrease in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities. Furthermore, during the quarter, the Bancorp repaid an additional $5 million of its outstanding Bank Term Funding Program (the “BTFP”) balance, resulting in a $60 million balance as of June 30, 2024. As of June 30, 2024, 71% of our deposits are fully FDIC insured, and another 8% are further backed by the Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. As of June 30, 2024, the Bancorp had available liquidity of $585 million including borrowing capacity from the FHLB and Federal Reserve facilities.

●	Securities Portfolio - Securities available for sale balances declined by $6.6 million to $339.6 million as of June 30, 2024, compared to $346.2 million as of March 31, 2024. The decrease in securities available for sale was due to a combination of portfolio runoff and an increase of accumulated other comprehensive income ("AOCI") losses. AOCI losses were $58.9 million as of June 30, 2024, compared to $56.3 million on March 31, 2024, an increase of $2.6 million or 4.7%. The yield on the securities portfolio increased to 2.43% for the three months ended June 30, 2024, up from 2.37% for the three months ended March 31, 2024. Management did not execute any securities sale transactions during the quarter but will continue to monitor the securities portfolio for additional restructuring opportunities.

●

Gain on Sale of Loans - Lower levels of mortgage loan origination in our markets continues to drive reduced fixed rate mortgage loan sale activity into the secondary market. As a result, gains from the sale of loans for the six months ended June 30, 2024, totaled $472 thousand, a decrease from $537 thousand for the six months ended June 30, 2023. During the six months ended June 30, 2024, the Bank originated $9.7 million in new fixed rate mortgage loans for sale, compared to $19.3 million during the six months ended June 30, 2023. During the six months ended June 30, 2024, the Bank originated $8.8 million in new 1-4 family loans retained in its portfolio, compared to $17.4 million during the six months ended June 30, 2023. Total 1-4 family originations for the quarter ended June 30, 2024, totaled $18.5 million, a decrease of $4.2 million from the amount for the quarter ended June 30, 2023, totaling $22.7 million. This decrease was driven by increasing market interest rates and continued low levels of housing inventory, which slowed mortgage applications. These retained loans are primarily construction loans and adjustable-rate loans with a fixed-rate period of 7 years or less. The Bank continues to sell longer-duration fixed rate mortgages into the secondary market.

●

Commercial Lending - The Bank’s aggregate loan portfolio totaled $1.5 billion on both June 30, 2024 and March 31, 2024. During the three months ended June 30, 2024, the Bank originated $48.7 million in new commercial loans, compared to $47.9 million during the three months ended March 31, 2024 and $73.2 million during the three months ended June 30, 2023. The loan portfolio represents 78.5% of earning assets and is comprised of 62.2% commercial-related credits. At June 30, 2024, the Bancorp’s portfolio loan balances in commercial real estate owner occupied properties totaled $235.9 million or 15.7% of total loan balances and commercial real estate non-owner occupied properties totaled $293.5 million or 19.5% of total loan balances. Of the $293.5 million in commercial real estate non-owner occupied properties balances, loans collateralized by office buildings represented $42.6 million or 2.8% of total loan balances.

●

Asset Quality - At June 30, 2024, non-performing loans totaled $11.4 million, compared to $11.8 million at March 31, 2024, a decrease of $445 thousand or 3.8%. The Bank’s ratio of non-performing loans to total loans was 0.75% at June 30, 2024, compared to 0.78% at March 31, 2024. The Bank’s ratio of non-performing assets to total assets declined from 0.64% at March 31, 2024 to 0.61% at June 30, 2024. Management maintains a vigilant oversight of nonperforming loans through proactive relationship management. The allowance for credit losses (ACL) totaled $18.3 million at June 30, 2024, compared to $18.8 million at March 31, 2024, a decrease of $476 thousand or 2.5% and is considered adequate by management. For the quarter ended June 30, 2024, charge-offs, net of recoveries, totaled $37 thousand. The allowance for credit losses as a percentage of total loans was 1.22% at June 30, 2024, and the allowance for credit losses as a percentage of non-performing loans, or coverage ratio, was 161.2% at June 30, 2024.

●

Operating Expenses - Non-interest expense as a percent of average assets was 2.79% for the quarter ended June 30, 2024, as compared to 2.86% for quarter ended March 31, 2024, a decrease of 0.07%. Decreases in non-interest expenses quarter over quarter were primarily attributable to lower accounting and service fees with lower third-party expenses related to operational enhancements. The Bank remains focused on identifying additional operating efficiencies and third-party expense reductions through the remainder of this year and beyond. Compensation and benefits expense is down 3.3% for the six months ended June 30, 2024, compared to June 30, 2023.

●

Capital Adequacy - As of June 30, 2024, the Bank’s tier 1 capital to adjusted average assets ratio was 8.32% which is within all regulatory capital requirements and an improvement of 0.08% compared to 8.24% at March 31, 2024. The Bank continues to be considered well capitalized. The Bancorp’s tangible book value per share was $28.67 at June 30, 2024, down from $29.30 as of March 31, 2024 (a non-GAAP measure). Tangible common equity to total assets was 5.95% at June 30, 2024, down from 6.09% as of March 31, 2024 (a non-GAAP measure). Excluding accumulated other comprehensive losses, tangible book value per share decreased to $42.33 as of June 30, 2024, from $42.36 as of March 31, 2024 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for accumulated comprehensive other losses, tangible common equity as a percentage of total assets, and tangible common equity as a percentage of total assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release, the Bancorp also provides certain financial measures identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible common equity adjusted for accumulated other comprehensive losses, tangible book value per share, tangible book value per share adjusted for accumulated other comprehensive losses, tangible common equity/total assets, tax-adjusted net interest margin, and efficiency ratio, which can vary from period to period, provides a better comparison of period to period operating performance. The adjusted net interest income and tax-adjusted net interest margin measures recognize the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,					Six months ended,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Return on equity	0.39%	24.97%	4.92%	6.55%	7.05%	12.81%	6.74%
Return on assets	0.03%	1.77%	0.29%	0.42%	0.46%	0.91%	0.45%
Yield on loans	5.11%	5.02%	5.09%	5.02%	4.91%	5.06%	4.79%
Yield on security investments	2.43%	2.37%	2.57%	2.41%	2.36%	2.40%	2.38%
Total yield on earning assets	4.64%	4.52%	4.64%	4.51%	4.43%	4.58%	4.33%
Cost of interest-bearing deposits	2.37%	2.36%	2.22%	1.95%	1.65%	2.37%	1.40%
Cost of repurchase agreements	3.86%	3.88%	3.78%	3.83%	3.78%	3.87%	3.39%
Cost of borrowed funds	4.76%	4.62%	4.41%	4.48%	4.53%	4.69%	4.64%
Total cost of interest-bearing liabilities	2.54%	2.53%	2.38%	2.16%	1.87%	2.53%	1.64%
Tax adjusted net interest margin	2.67%	2.57%	2.80%	2.87%	3.03%	2.62%	3.13%
Noninterest income / average assets	0.50%	2.57%	0.53%	0.46%	0.57%	1.54%	0.54%
Noninterest expense / average assets	2.79%	2.86%	2.60%	2.59%	2.66%	2.83%	2.71%
Net noninterest margin / average assets	-2.29%	-0.29%	-2.08%	-2.13%	-2.09%	-1.29%	-2.17%
Efficiency ratio	98.56%	59.41%	87.49%	86.88%	82.11%	73.77%	82.23%
Effective tax rate	-6.72%	9.48%	-30.85%	-22.20%	3.86%	9.27%	8.22%

Non-performing assets to total assets	0.61%	0.64%	0.61%	0.54%	0.62%	0.61%	0.62%
Non-performing loans to total loans	0.75%	0.78%	0.76%	0.66%	0.80%	0.75%	0.80%
Allowance for credit losses to non-performing loans	161.17%	159.12%	163.90%	192.89%	158.26%	161.17%	158.26%
Allowance for credit losses to loans outstanding	1.22%	1.25%	1.24%	1.27%	1.27%	1.22%	1.27%
Foreclosed real estate to total assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Basic earnings per share	$0.03	$2.18	$0.36	$0.52	$0.57	$2.21	$1.10
Diluted earnings per share	$0.03	$2.17	$0.35	$0.51	$0.57	$2.21	$1.10
Stockholders' equity / total assets	7.16%	7.32%	6.99%	5.70%	6.33%	7.16%	6.33%
Book value per share	$34.45	$35.17	$34.28	$27.68	$31.77	$34.45	$31.77
Closing stock price	$24.52	$24.60	$25.24	$22.00	$22.00	$24.52	$22.00
Price to earnings per share ratio	182.60	2.82	17.77	10.67	9.59	5.54	9.99
Dividend declared per common share	$0.12	$0.12	$0.12	$0.31	$0.31	$0.24	$0.62

Common equity tier 1 capital to risk-weighted assets	10.94%	10.89%	10.43%	10.17%	10.00%	10.94%	10.00%
Tier 1 capital to risk-weighted assets	10.94%	10.89%	10.43%	10.17%	10.00%	10.94%	10.00%
Total capital to risk-weighted assets	11.95%	11.92%	11.36%	11.12%	10.96%	11.95%	10.96%
Tier 1 capital to adjusted average assets	8.32%	8.24%	7.78%	7.81%	7.58%	8.32%	7.58%

Non-GAAP Performance Ratios	Quarter ended,					Six Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Net interest margin - tax equivalent	2.67%	2.57%	2.80%	2.87%	3.03%	2.62%	3.13%
Tangible book value per diluted share	$28.67	$29.30	$28.31	$21.63	$25.64	$28.67	$25.64
Tangible book value per diluted share adjusted for AOCI	$42.33	$42.36	$40.31	$39.96	$39.62	$42.33	$39.62
Tangible common equity to total assets	5.95%	6.09%	5.77%	4.46%	5.11%	5.95%	5.11%
Tangible common equity to total assets adjusted for AOCI	8.79%	8.81%	8.22%	8.23%	7.89%	8.79%	7.89%

Quarter Ended
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	June 30, 2024			March 31, 2024
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$60,378	$799	5.29	$68,935	$853	4.95
Federal funds sold	1,263	10	3.17	814	10	4.91
Securities available-for-sale	337,226	2,047	2.43	365,194	2,161	2.37
Loans receivable	1,501,584	19,174	5.11	1,504,011	18,879	5.02
Federal Home Loan Bank stock	6,547	96	5.87	6,547	82	5.01
Total interest earning assets	1,906,998	$22,126	4.64	1,945,501	$21,985	4.52
Cash and non-interest bearing deposits in other financial institutions	18,054			18,230
Allowance for credit losses	(18,788)			(18,743)
Other noninterest bearing assets	158,358			151,945
Total assets	$2,064,622			$2,096,933

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,455,007	$8,610	2.37	$1,487,771	$8,794	2.36
Repurchase agreements	41,388	399	3.86	38,151	370	3.88
Borrowed funds	85,940	1,022	4.76	90,053	1,040	4.62
Total interest bearing liabilities	1,582,335	$10,031	2.54	1,615,975	$10,204	2.53
Non-interest bearing deposits	291,618			294,398
Other noninterest bearing liabilities	45,029			37,897
Total liabilities	1,918,982			1,948,270
Total stockholders' equity	145,640			148,663
Total liabilities and stockholders' equity	$2,064,622			$2,096,933

Return on average assets	0.03%			1.77%
Return on average equity	0.39%			24.97%
Net interest margin (average earning assets)	2.54%			2.42%
Net interest margin (average earning assets) - tax equivalent	2.67%			2.57%
Net interest spread	2.11%			1.99%
Ratio of interest-earning assets to interest-bearing liabilities	1.21x			1.20x

Year-to-Date
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	June 30, 2024			June 30, 2023
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS		`
Interest bearing deposits in other financial institutions	$64,657	$1,652	5.11	$30,140	$765	5.08
Federal funds sold	1,039	20	3.85	1,275	27	4.24
Certificates of deposit in other financial institutions	-	-	-	1,762	31	3.52
Securities available-for-sale	351,210	4,208	2.40	373,413	4,440	2.38
Loans receivable	1,502,798	38,053	5.06	1,516,689	36,320	4.79
Federal Home Loan Bank stock	6,547	178	5.44	6,547	166	5.07
Total interest earning assets	1,926,251	$44,111	4.58	1,929,826	$41,749	4.33
Cash and non-interest bearing deposits in other financial institutions	18,142			18,523
Allowance for credit losses	(18,765)			(16,569)
Other noninterest bearing assets	155,147			154,227
Total assets	$2,080,775			$2,086,007

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,471,389	$17,404	2.37	$1,457,235	$10,192	1.40
Repurchase agreements	39,769	769	3.87	26,635	451	3.39
Borrowed funds	87,996	2,062	4.69	103,465	2,399	4.64
Total interest bearing liabilities	1,599,154	$20,235	2.53	1,587,335	$13,042	1.64
Non-interest bearing deposits	293,008			331,690
Other noninterest bearing liabilities	41,461			28,066
Total liabilities	1,933,623			1,947,091
Total stockholders' equity	147,152			138,916
Total liabilities and stockholders' equity	$2,080,775			$2,086,007

Return on average assets	0.91%			0.45%
Return on average equity	12.81%			6.74%
Net interest margin (average earning assets)	2.48%			2.98%
Net interest margin (average earning assets) - tax equivalent	2.62%			3.13%
Net interest spread	2.05%			2.69%
Ratio of interest-earning assets to interest-bearing liabilities	1.20x			1.01x

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
ASSETS

Cash and non-interest bearing deposits in other financial institutions	$19,061	$16,418	$17,942	$17,922	$23,210
Interest bearing deposits in other financial institutions	63,439	54,755	67,647	52,875	89,706
Federal funds sold	707	607	419	851	2,757
Total cash and cash equivalents	83,207	71,780	86,008	71,648	115,673

Securities available-for-sale	339,585	346,233	371,374	339,280	368,136
Loans held-for-sale	1,185	667	340	2,057	1,832
Loans receivable, net of deferred fees and costs	1,506,398	1,508,251	1,512,595	1,525,660	1,534,161
Less: allowance for credit losses	(18,330)	(18,805)	(18,768)	(19,430)	(19,507)
Net loans receivable	1,488,068	1,489,446	1,493,827	1,506,230	1,514,654
Federal Home Loan Bank stock	6,547	6,547	6,547	6,547	6,547
Accrued interest receivable	7,695	7,583	8,045	7,864	7,714
Premises and equipment	48,696	47,795	38,436	38,810	39,204
Foreclosed real estate	-	71	71	71	71
Cash value of bank owned life insurance	33,107	32,895	32,702	32,509	32,316
Goodwill	22,395	22,395	22,395	22,395	22,395
Other intangible assets	2,555	2,911	3,272	3,636	4,015
Other assets	44,027	43,459	45,262	56,423	48,661

Total assets	$2,077,067	$2,071,782	$2,108,279	$2,087,470	$2,161,218

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$286,784	$296,959	$295,594	$312,635	$315,671
Interest bearing	1,469,970	1,450,519	1,517,827	1,471,402	1,479,476
Total	1,756,754	1,747,478	1,813,421	1,784,037	1,795,147
Repurchase agreements	42,973	41,137	38,124	48,310	46,402
Borrowed funds	85,000	90,000	80,000	100,000	150,000
Accrued expenses and other liabilities	43,709	41,586	29,389	36,080	32,919

Total liabilities	1,928,436	1,920,201	1,960,934	1,968,427	2,024,468

Commitments and contingencies

Stockholders' Equity:

Preferred stock, no par or stated value; 10,000,000 shares authorized, none outstanding	-	-	-	-	-
Common stock, no par or stated value; 10,000,000 shares authorized; shares issued and outstanding: June 30, 2024 - 4,313,940 December 31, 2023 - 4,298,773	-	-	-	-	-
Additional paid-in capital	69,778	69,727	69,555	69,482	69,384
Accumulated other comprehensive loss	(58,939)	(56,313)	(51,613)	(78,848)	(60,185)
Retained earnings	137,792	138,167	129,403	128,409	127,551

Total stockholders' equity	148,631	151,581	147,345	119,043	136,750

Total liabilities and stockholders' equity	$2,077,067	$2,071,782	$2,108,279	$2,087,470	$2,161,218

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income	Quarter Ended,					Six months ended,
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Interest income:
Loans	$19,174	$18,879	$19,281	$19,161	$18,694	$38,053	$36,320
Securities & short-term investments	2,953	3,105	2,975	2,617	2,919	6,058	5,429
Total interest income	22,127	21,984	22,256	21,778	21,613	44,111	41,749
Interest expense:
Deposits	8,610	8,794	8,180	7,066	6,105	17,404	10,192
Borrowings	1,463	1,410	1,361	1,579	1,469	2,873	2,850
Total interest expense	10,073	10,204	9,541	8,645	7,574	20,277	13,042
Net interest income	12,054	11,780	12,715	13,133	14,039	23,834	28,707
Provision for credit losses	76	-	779	244	514	76	1,002
Net interest income after provision for credit losses	11,978	11,780	11,936	12,889	13,525	23,758	27,705
Noninterest income:
Fees and service charges	1,257	1,153	1,507	1,374	1,832	2,410	3,143
Wealth management operations	763	633	672	572	626	1,396	1,240
Gain on sale of loans held-for-sale, net	320	152	352	192	274	472	537
Increase in cash value of bank owned life insurance	212	193	193	193	201	405	380
Gain (loss) on sale of real estate	15	11,858	-	2	(15)	11,873	(15)
Loss on sale of securities, net	-	(531)	-	-	(48)	(531)	(48)
Other	6	17	11	64	136	24	377
Total noninterest income	2,573	13,475	2,735	2,397	3,006	16,049	5,614
Noninterest expense:
Compensation and benefits	7,037	7,109	6,290	6,729	7,098	14,146	14,636
Occupancy and equipment	2,120	1,915	1,520	1,711	1,636	4,035	3,326
Data processing	1,135	1,170	1,269	1,085	1,407	2,305	2,380
Federal deposit insurance premiums	397	501	492	474	572	898	1,037
Marketing	212	158	191	235	159	370	414
Other	3,516	4,151	3,755	3,259	3,123	7,667	6,429
Total noninterest expense	14,417	15,004	13,517	13,493	13,995	29,421	28,222
Income before income taxes	134	10,251	1,154	1,793	2,536	10,386	5,097
Income tax expenses (benefit)	(9)	972	(356)	(398)	98	963	419
Net income	$143	$9,279	$1,510	$2,191	$2,438	$9,423	$4,678

Earnings per common share:
Basic	$0.03	$2.18	$0.36	$0.52	$0.57	$2.21	$1.10
Diluted	$0.03	$2.17	$0.35	$0.51	$0.57	$2.21	$1.10

Finward Bancorp
Quarterly Financial Report

Asset Quality	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Nonaccruing loans	$11,079	$11,603	$9,608	$9,840	$12,071
Accruing loans delinquent more than 90 days	294	215	1,843	233	255
Securities in non-accrual	1,371	1,442	1,357	1,155	1,075
Foreclosed real estate	-	71	71	71	61
Total nonperforming assets	$12,744	$13,331	$12,879	$11,299	$13,462

Allowance for credit losses (ACL):
ACL specific allowances for collateral dependent loans	$1,327	$1,455	$906	$554	$717
ACL general allowances for loan portfolio	17,003	17,351	17,862	18,876	18,790
Total ACL	$18,330	$18,806	$18,768	$19,430	$19,507

	(Unaudited)	Minimum Required To Be
	June 30,	Well Capitalized Under
	2024	Prompt Corrective
	Actual Ratio	Action Regulations
Capital Adequacy Bank
Common equity tier 1 capital to risk-weighted assets	10.94%	6.50%
Tier 1 capital to risk-weighted assets	10.94%	8.00%
Total capital to risk-weighted assets	11.95%	10.00%
Tier 1 capital to adjusted average assets	8.32%	5.00%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

(Dollars in thousands)	Quarter Ended,					Six months ended,
(unaudited)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Calculation of tangible common equity
Total stockholder's equity	$148,631	$151,581	$147,345	$119,043	$136,750	$148,631	$136,750
Goodwill	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)
Other intangibles	(2,555)	(2,911)	(3,272)	(3,636)	(4,015)	(2,555)	(4,015)
Tangible common equity	$123,681	$126,275	$121,678	$93,012	$110,340	$123,681	$110,340

Calculation of tangible common equity adjusted for accumulated other comprehensive loss
Tangible common equity	$123,681	$126,275	$121,678	$93,012	$110,340	$123,681	$110,340
Accumulated other comprehensive loss	58,939	56,313	51,613	78,848	60,185	58,939	60,185
Tangible common equity adjusted for accumulated other comprehensive loss	$182,620	$182,588	$173,291	$171,860	$170,525	$182,620	$170,525

Calculation of tangible book value per share
Tangible common equity	$123,681	$126,275	$121,678	$93,012	$110,340	$123,681	$110,340
Shares outstanding	4,313,940	4,310,251	4,298,773	4,300,881	4,303,766	4,313,940	4,303,766
Tangible book value per diluted share	$28.67	$29.30	$28.31	$21.63	$25.64	$28.67	$25.64

Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss
Tangible common equity adjusted for accumulated other comprehensive loss	$182,620	$182,588	$173,291	$171,860	$170,525	$182,620	$170,525
Diluted average common shares outstanding	4,313,940	4,310,251	4,298,773	4,300,881	4,303,766	4,313,940	4,303,766
Tangible book value per diluted share adjusted for accumulated other comprehensive loss	$42.33	$42.36	$40.31	$39.96	$39.62	$42.33	$39.62

Calculation of tangible common equity to total assets
Tangible common equity	$123,681	$126,275	$121,678	$93,012	$110,340	$123,681	$110,340
Total assets	2,077,067	2,071,782	2,108,279	2,087,470	2,161,218	2,077,067	2,161,218
Tangible common equity to total assets	5.95%	6.09%	5.77%	4.46%	5.11%	5.95%	5.11%
Calculation of tangible common equity to total assets adjusted for accumulated other comprehensive loss
Tangible common equity adjusted for accumulated other comprehensive loss	$182,620	$182,588	$173,291	$171,860	$170,525	$182,620	$170,525
Total assets	2,077,067	2,071,782	2,108,279	2,087,470	2,161,218	2,077,067	2,161,218
Tangible common equity to total assets adjusted for accumulated other comprehensive loss	8.79%	8.81%	8.22%	8.23%	7.89%	8.79%	7.89%

Calculation of tax adjusted net interest margin
Net interest income	$12,054	$11,780	$12,715	$13,133	$14,039	$23,834	$28,707
Tax adjusted interest on securities and loans	677	699	722	730	748	1,376	1,504
Adjusted net interest income	12,731	12,749	13,437	13,863	14,787	25,210	30,211
Total average earning assets	1,906,998	1,945,501	1,920,127	1,930,118	1,950,774	1,926,251	1,929,826
Tax adjusted net interest margin	2.67%	2.57%	2.80%	2.87%	3.03%	2.62%	3.13%

Efficiency ratio
Total non-interest expense	$14,417	$15,004	$13,517	$13,493	$13,995	$29,421	$13,995
Total revenue	14,627	25,255	15,450	15,530	17,045	39,883	17,045
Efficiency ratio	98.56%	59.41%	87.49%	86.88%	82.11%	73.77%	82.11%